EXHIBIT 11

                                                         XILINX, INC.
                                       STATEMENT OF COMPUTATION OF NET INCOME PER SHARE
                                           (in thousands, except per share amounts)

                                          Three Months Ended       Six Months Ended
                                          Sept. 27,   Sept. 28,   Sept. 27,     Sept. 28,
                                             1997        1996        1997         1996
                                          ----------  ----------  -----------  ----------
PRIMARY
Weighted average number of
     common shares outstanding                73,921      72,853       73,708      72,515
Incremental common shares
     attributable to outstanding options       7,495       6,525        7,663       6,646
                                          ----------  ----------  -----------  ----------
Total shares                                  81,416      79,378       81,371      79,161
                                          ==========  ==========  ===========  ==========
Net income                                $   30,950  $   21,218  $    64,394  $   53,710
                                          ==========  ==========  ===========  ==========
Net income per share                      $     0.38  $     0.27  $      0.79   $    0.68
                                          ==========  ==========  ===========  ==========

FULLY DILUTED
Weighted average number of
     common shares outstanding                73,921      72,853       73,708      72,515
Incremental common shares
     attributable to outstanding options       7,495       6,874        7,663       6,821
                                          ----------  ----------  -----------  ----------
Total shares                                  81,416      79,727       81,371      79,336
                                          ==========  ==========  ===========  ==========
Net income                                $   30,950  $   21,218  $    64,394  $   53,710
                                          ==========  ==========  ===========  ==========
Net income per share                      $     0.38  $     0.27  $      0.79  $     0.68
                                          ==========  ==========  ===========  ==========


Note:  The convertible debt is not included in the calculation of fully diluted net income per share since its inclusion would have had an anti-dilutive effect.

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